Exhibit 10(e)(3)
Third Amendment to Amended and Restated
Richardson Electronics, Ltd.
Employees' Incentive Stock Option Plan
Dated August 15, 1996

Article IV, Administration shall be amended by deleting the first sentence of paragraph 4.1 and replacing it with the following:

"4.1 The Committee to administer the plan shall be appointed by the board and shall consist of no fewer than two members of the board. All members of the Committee shall be persons who are "Non-Employee Directors" as that term is defined by rule 16b-3 of the Securities and Exchange Commission as in effect and interpreted from time to time.